Exhibit 16.1

FEDERATED HERMES MDT SERIES

UNANIMOUS CONSENT OF TRUSTEES

The undersigned, being all of the Trustees of Federated Hermes MDT Series (“Trust”), hereby consent, in accordance with the laws of the Commonwealth of Massachusetts and Article V of the Declaration of Trust, and Article V, Section 7, of the Bylaws of the Trust, to the adoption of the following resolution with the same effect as though it had been adopted at the meeting of the Trustees of the Trust:

RESOLVED, that the Board hereby authorizes the Secretary and Assistant Secretaries of the Trust to sign in their place and stead, by power of attorney, the Registration Statement on Form N-14 relating to the proposed reorganization of HVIA Equity Fund, a portfolio of Ultimus Managers Trust, into Federated Hermes MDT All Cap Core Fund, a portfolio of the Trust.

WITNESS the due execution hereof this 14th day of August, 2026.

/s/ J. Christopher Donahue J. Christopher Donahue	/s/ Max F. Miller Max F. Miller
/s/ John G. Carson John G. Carson	/s/ Frank J. Nasta Frank J. Nasta
/s/ Paul Uhlman Paul Uhlman	/s/ Thomas M. O’Neill Thomas M. O’Neill
/s/ G. Thomas Hough G. Thomas Hough	/s/ Madelyn A. Reilly Madelyn A. Reilly
/s/ Karen L. Larrimer Karen L. Larrimer	/s/ John S. Walsh John S. Walsh